INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                           2001 EQUITY INCENTIVE PLAN

                   (AMENDED AND RESTATED AS OF JULY 26, 2005)


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                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                           2001 EQUITY INCENTIVE PLAN

                   (AMENDED AND RESTATED AS OF JULY 26, 2005)

1.       PURPOSE...............................................................1

2.       DEFINITIONS...........................................................1

3.       ADMINISTRATION........................................................3

4.       EFFECTIVE DATE AND TERM OF PLAN.......................................4

5.       SHARES SUBJECT TO THE PLAN............................................4

6.       ELIGIBILITY...........................................................5

7.       TYPES OF AWARDS.......................................................5
         7.1      Options......................................................5
         7.2      Stock Appreciation Rights....................................6
         7.3      Restricted Stock.............................................7
         7.4      Performance Stock; Performance Goals.........................7
         7.5      Contract Stock...............................................8
         7.6      Dividend Equivalent Rights...................................8
         7.7      Loans........................................................8

8.       EVENTS AFFECTING OUTSTANDING AWARDS...................................8
         8.1      Termination of Service (Other Than by Death or Disability)...8
         8.2      Death or Disability..........................................9
         8.3      Capital Adjustments.........................................10
         8.4      Certain Corporate Transactions..............................10
         8.5      Exercise Upon Change in Control.............................10

9.       AMENDMENT OR TERMINATION OF THE PLAN.................................12

10.      MISCELLANEOUS........................................................12
         10.1     Documentation of Awards.....................................12
         10.2     Rights as a Stockholder.....................................12
         10.3     Conditions on Delivery of Shares............................12
         10.4     Investment Purpose..........................................13
         10.5     Registration and Listing of Shares..........................13
         10.6     Compliance with Rule 16b-3..................................13
         10.7     Tax Withholding.............................................13
         10.8     Transferability of Awards...................................13
         10.9     Registration................................................14
         10.10    Acquisitions................................................14
         10.11    Replacement of Outstanding Options..........................14
         10.12    Employment Rights...........................................14
         10.13    Indemnification of Board and Committee......................14
         10.14    Application of Funds........................................14
         10.15    Governing Law...............................................15

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                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                           2001 EQUITY INCENTIVE PLAN

                   (AMENDED AND RESTATED AS OF JULY 26, 2005)


                  WHEREAS, Integra LifeSciences Holdings Corporation (the "Company") desires to have the ability to award certain equity-based benefits and/or loans to certain Key Employees and Associates;

                  NOW, THEREFORE, the Integra LifeSciences Holdings Corporation 2001 Equity Incentive Plan is hereby adopted under the following terms and conditions:

                  1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, and/or Loans to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and its Related Corporations and any Affiliates.

                  2. Definitions

                  (a) "Affiliate" shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

                  (b) "Associate" shall mean a designated nonemployee director, consultant, or other person providing services to the Company, a Related Corporation, or an Affiliate.

                  (c) "Award" shall mean ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, and/or Loans awarded by the Committee to a Participant.

                  (d) "Award Agreement" shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

                  (e) "Board" shall mean the Board of Directors of the Company.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" shall mean the Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

                  (h) "Company" shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

                  (i) "Contract Date" shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock, provided he or she is still providing services to the Company, a Related Corporation, or an Affiliate on such date.

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                  (j) "Contract Stock" shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Company or a Related Corporation as of a future date specified in the Award Agreement.

                  (k) "Disability" shall mean separation from service as a result of "permanent and total disability," as defined in section 22(e)(3) of the Code.

                  (l) "Dividend Equivalent Right" shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

                  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

                           (i) if there are sales of Shares on a national
securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

                           (ii) if there are no such sales of Shares on the date
of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the quoted closing price on the nearest date before and the nearest date after such date on which there were such sales; or

                           (iii) if actual sales are not available during a
reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or

                           (iv) if paragraphs (i) through (iii) above are not
applicable, then such other method of determining fair market value as shall be adopted by the Committee.

                  Where the Fair Market Value of Shares is determined under paragraph (ii) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day prior to the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and such date (i.e., the valuation date), in accordance with Treas. Reg. ss.20.2031-2(b)(1), or any successor thereto.

                  (o) "ISO" shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

                  (p) "Key Employee" shall mean an officer, executive, or managerial or nonmanagerial employee of the Company, a Related Corporation, or an Affiliate.

                  (q) "More-Than-10-Percent Shareholder" shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

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                  (r) "NQSO" shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

                  (s) "Option" is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

                  (t) "Participant" shall mean a Key Employee or Associate who has been granted an Award under the Plan.

                  (u) "Performance Stock" shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

                  (v) "Performance Goals" shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee may use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

                  (w) "Plan" shall mean the Integra LifeSciences Holdings Corporation 2001 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

                  (x) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company (if any), as defined in section 424(e) of the Code.

                  (y) "Restricted Stock" shall mean an Award that grants the recipient at no cost (or entitles the recipient to acquire, for a purchase price to be specified by the Committee, but in no event less than par value) Shares subject to whatever restrictions are determined by the Committee.

                  (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (aa) "Shares" shall mean shares of common stock of the Company, par value $0.01 per share.

                  (bb) "Stock Appreciation Right" shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

                  3. Administration

                  (a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee

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of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.

                  (b) The Committee shall have the authority:

                           (i) to select the Key Employees and Associates to be
granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

                           (ii) to determine the type and size of each Award,
including the number of Shares subject to the Award;

                           (iii) to determine the terms and conditions of each
Award;

                           (iv) to amend an existing Award in whole or in part
(including the extension of the exercise period for any NQSO), except that the Committee may not (i) lower the exercise price of any Option or the purchase price of any Restricted Stock, or (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

                           (v) to adopt, amend, and rescind rules and
regulations for the administration of the Plan;

                           (vi) to interpret the Plan and decide any questions
and settle any controversies that may arise in connection with it; and

                           (vii) to adopt such modifications, amendments,
procedures, sub-plans, and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company, Related Corporations, and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

                  Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

                  4. Effective Date and Term of Plan

                  (a) Effective Date. The Plan, having been adopted by the Board on February 22, 2001, shall become effective on that date, but subject to the approval of the stockholders of the Company pursuant to Section 9(b). Awards may be granted under the Plan prior to such stockholder approval (but after the Board's adoption of the Plan), subject to such stockholder approval.

                  (b) Term of Plan for ISOs. No ISO may be granted under the Plan after February 21, 2011, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

                  5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 2,000,000. Further, no Key Employee shall receive Options and/or Stock Appreciation Rights for more than 1,000,000 Shares during any calendar year under the Plan. However, the limits in the

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preceding two sentences shall be subject to the adjustment described in Section
8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Award that requires the Participant to exercise it in order for Shares to be delivered terminates without having been exercised in full, or if any Award that is payable in Shares or cash is satisfied in cash rather than in Shares, the number of Shares as to which such Award was not exercised or for which cash was substituted shall continue to be available for future Awards granted under the Plan.

                  6. Eligibility. The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

                  7. Types of Awards

                  7.1 Options

                  (a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

                  (b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

                  (c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

                           (i) The exercise price of an ISO shall not be less
than 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted.

                           (ii) In no case may the exercise price paid for
Shares be less than the par value per Share.

                  (d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

                  (e) Exercise of Options. An Option shall become exercisable at such time or times (but not less than three months from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the

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proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iv) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                  (f) Payment for Shares. Shares purchased on the exercise of an Option shall be paid for as follows:

                           (i) in cash or by check (acceptable to the
Committee), bank draft, or money order payable to the order of the Company;

                           (ii) in Shares previously acquired by the
Participant; provided, however, that if such Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such Shares have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time as required to be considered "mature" Shares for purposes of accounting treatment;

                           (iii) in shares newly acquired by the Participant
upon exercise of such Option (which shall constitute a disqualifying disposition in the case of ISOs);

                           (iv) by delivering a properly executed notice of
exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                           (v) by any combination of the above-listed forms of
payment.

                  In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

                  7.2 Stock Appreciation Rights

                  (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted.

                  (b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share's Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

                  (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified

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period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

                  (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

                  7.3 Restricted Stock

                  (a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate for consideration or for no consideration, as determined by the Committee. If for consideration, the Participant's payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company.

                  (b) Rights as a Stockholder. Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection
(c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

                  (c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be offered to the Company for purchase for the amount paid for the Shares, or forfeited to the Company if nothing was so paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

                  (d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

                  7.4 Performance Stock; Performance Goals

                  (a) Grant. The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

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                  (b) Performance Period and Performance Goals. When Performance
Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

                  (c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

                  7.5 Contract Stock

                  (a) Grant. The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant's continued provision of services to the Company and its Related Corporations and Affiliates through the date specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

                  (b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant, provided the Participant is still providing services to the Company and its Related Corporations and Affiliates on such date.

                  (c) Delivery of Contract Stock. If the Participant is still providing services to the Company and its Related Corporations and Affiliates as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

                  7.6 Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant.

                  7.7 Loans. The Committee may authorize a Loan from the Company to a Key Employee or Associate, either on the date of or after the grant of any Award to the Participant (except that the ability of the Committee to authorize a Loan in connection with an Award of ISOs must be included in the Participant's Award Agreement at the time of the Award). A Loan may be made either in connection with the purchase of Shares under the Award or with the payment of any Federal, state, and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms, and conditions of the Loan, whether the Loan is to be secured or unsecured, the terms on which the Loan is to be repaid, and the conditions, if any, under which it may be forgiven. However, the Loan will be made on the Participant's personal, negotiable, demand promissory note, and will bear interest at a rate not lower than the lowest rate that will avoid the imputation of interest under section 7872 of the Code.

                  8. Events Affecting Outstanding Awards

                  8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

                  (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant's termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be

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exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

                  (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

                  (c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

                  (d) Payment of any outstanding Loan upon a Participant's termination of service shall be governed by the terms of the loan agreement entered into by the Company and the Participant.

                  8.2 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

                  (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant's legal representative (in the case of Disability), or by the Participant's executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant's death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death or Disability that are not then exercisable shall terminate at the date of death or Disability.

                  (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

                  (c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

                  (d) Payment of any outstanding Loan upon a Participant's death or Disability shall be governed by the terms of the loan agreement entered into by the Company and the Participant.

                  8.3 Capital Adjustments. The number of Shares that may be delivered under the Plan, the maximum number of Shares that may be made subject to ISOs, and the maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Key Employee or Associate under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

                  8.4 Certain Corporate Transactions

                  (a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days' notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from the outstanding Shares of Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached;
(v) cause the payment of any Dividend Equivalent Rights, and/or (vi) forgive all or any portion of the principal of, or interest on, a Loan. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code, unless the Participant consents to the change.

                  (b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

                  8.5 Exercise Upon Change in Control

                  (a) Notwithstanding any other provision of this Plan, all outstanding Options and all Stock Appreciation Rights shall become fully vested and exercisable, all Performance Stock and all Dividend Equivalent Rights shall become fully vested, all Contract Stock shall become immediately payable, and all restrictions shall be removed from any outstanding Shares of Restricted Stock, upon a Change in Control.

                  (b) "Change in Control" shall mean:

                           (i) An acquisition (other than directly from the
Company) of any voting securities of the Company ("Voting
Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

                           (ii) The individuals who, as of March 1, 2000, are
members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2000, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                           (iii) consummation by the Company of a
reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

                           (iv) approval by the shareholders of the Company of a
complete liquidation or dissolution of the Company; or

                           (v) acceptance by the shareholders of the Company of
shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

                  9. Amendment or Termination of the Plan

                  (a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it, and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below):

                           (i) no amendment may be made that would:

                                    (A)     change the class of employees
                                            eligible to participate in the Plan
                                            with respect to ISOs;

                                    (B)     except as permitted under Section
                                            8.3, increase the maximum number of
                                            Shares with respect to which ISOs
                                            may be granted under the Plan; or

                                    (C)     extend the duration of the Plan
                                            under Section 4(b) with respect to
                                            any ISOs granted hereunder; and

                           (ii) no amendment may be made that would constitute a
modification of the material terms of the "performance goal" within the meaning of Treas. Reg. ss.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

                  Notwithstanding the foregoing, no such termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

                  (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

                  10. Miscellaneous

                  10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

                  10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

                  10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

                  10.4 Investment Purpose. Each Award shall be granted on the condition that the purchase or grant of Shares thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such Award are registered under the Securities Act, or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

                  10.5 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

                  10.6 Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

                  10.7 Tax Withholding

                  (a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

                  (b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the "Determination Date"), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection (b).

                  10.8 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. Any other Award may be transferred to the extent permitted by applicable law, except as otherwise provided in the applicable Award Agreement. During a Participant's lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf).

                  10.9 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

                  10.10 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

                  10.11 Replacement of Outstanding Options. The Committee shall have the authority to cancel, at any time and from time to time, with the consent of the affected Participants, any or all outstanding Options under the Plan and to grant in substitution therefor, but not within six months before or after such cancellation, new Options under the Plan covering the same or a different number of Shares but having a per share purchase price not less than the greater of par value or 100 percent of the Fair Market Value of a Share on the new date of the grant. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Participant under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, and any other terms or conditions of the Option surrendered.

                  10.12 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

                  10.13 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.

                  10.14 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

                  10.15 Governing Law. Except as provided in Section 10.13, the Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of New Jersey (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

                                      -15-